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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-68808, 333-57984, 333-79821, 333-70549, 333-43971, 333-37873, 333-17263,
33-57364, 333-4522 and 33-70852 of Compuware Corporation on Form S-8 of our reports dated May 6, 2003, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of FASB 142 "Goodwill and Other Intangible Assets") appearing in this Annual Report on Form 10-K of Compuware Corporation for the year ended March 31, 2003.

DELOITTE & TOUCHE (LLP)
June 23, 2003
Detroit, Michigan